Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5
*CUSIP:     21988G478       Class     A-1
            21988GBQ8       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 21, 2003.

INTEREST ACCOUNT

Balance as of August 21, 2002 ...............................              $0.00
         Scheduled Income received on securities ............      $4,372,312.50
         Unscheduled Income received on securities ..........              $0.00

LESS:
         Distribution to Class A-1 Holders ..................     -$3,964,230.00
         Distribution to Class A-2 Holders ..................       -$408,082.50
         Distribution to Depositor ..........................             -$0.00
         Distribution to Trustee ............................             -$0.00
Balance as of February 21, 2003 .............................              $0.00

PRINCIPAL ACCOUNT

Balance as of August 21, 2002 ...............................              $0.00
         Scheduled Principal received on securities .........              $0.00

LESS:
         Distribution to Holders ............................             -$0.00
Balance as of February 21, 2003 .............................              $0.00

               UNDERLYING SECURITIES HELD AS OF February 21, 2003

           Principal Amount                Title of Security
           ----------------                -----------------
             $116,595,000        General Electric Capital Services, Inc. 7.5%
                                 Guaranteed Subordinated Notes due
                                 August 21, 2035
                                 *CUSIP: 36959CAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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